UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORGE NANO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-2980280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Grant St. #100 Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.0001 par value per share	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at a price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-295563

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

The securities to be registered hereby are (i) shares of common stock, par value $0.0001 per share, of Forge Nano Holdings, Inc. (formerly ATII Holdings Inc.) (the “Registrant”), and (ii) redeemable warrants, each whole warrant exercisable for one share of common stock at a price of $11.50 per share. A description of the shares of common stock and redeemable warrants to be registered hereunder is contained in the section entitled “Description of Pubco Securities” in the proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-295563) initially filed with the Securities and Exchange Commission on May 5, 2026, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is filed subsequently to the Registration Statement is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 21, 2026	FORGE NANO HOLDINGS, INC.

	By:	/s/ Long Long
	Name:	Long Long
	Title:	Chief Executive Officer

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